EXHIBIT 99.1

News Release

TranSwitch Corporation Agrees To Exchange Approximately $21.2 Million of

Its Approximately $30 Million Outstanding Convertible Subordinated Notes

for a New Series of Convertible Subordinated Notes and to Issue an Additional

$3.8 Million of the New Series of Notes

SHELTON, CT – June 29, 2007 – TranSwitch Corporation (the “Company”) (NASDAQ:TXCC) today announced that it has entered into separate privately negotiated agreements pursuant to which it will exchange approximately $21.2 million aggregate principal amount of its outstanding 5.45% Convertible Plus Cash Notessm due September 30, 2007 for an equivalent principal amount of a new series of 5.45% Convertible Notes due September 30, 2010 (“New Notes”)(the “Exchange Offer”), and also issue for an equal amount of cash an additional approximately $3.8 million aggregate principal amount of New Notes (the “Note Offering”). The Exchange Offer and Note Offer are expected to close, subject to customary closing conditions, on July 6, 2007.

The initial conversion price of the New Notes is approximately $2.12. The New Notes are redeemable by the Company at any time after September 30, 2009.

The New Notes and the common stock issuable upon conversion of the New Notes will not be registered under the Securities Act of 1933, as amended, or the securities laws of any state and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirement of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About TranSwitch Corporation

TranSwitch Corporation designs, develops and markets innovative semiconductors that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001:2000 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks associated with the Exchange Offer and the Note Offer, including the possibility that the Exchange Offer and the Note Offer may not be consummated; of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks relating to TranSwitch’s indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch’s filings with the Securities and Exchange Commission.

For more information contact:

Ted Chung

Vice President, Interim Chief Financial Officer

TranSwitch Corporation

Phone: 203/929-8810 ext. 2004

Fax: 203/926-2071

www.transwitch.com

TranSwitch is a registered trademark of TranSwitch Corporation.